WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-1998
<PERIOD-END>                               JAN-31-1998
<CASH>                                         817,379
<SECURITIES>                                         0
<RECEIVABLES>                                   90,053
<ALLOWANCES>                                         0
INVENTORY>                                           0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              11,586,103<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                  11,241,101<F2>
<TOTAL-LIABILITY-AND-EQUITY>                11,586,103<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            10,175,184<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               553,684
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              9,621,500
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          9,621,500
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,621,500
<EPS-PRIMARY>                                   103.35<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate of $10,596,099 and net deferred leasing commissions of $82,572.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and accrued liabilities of $301,907 and other liabilities of $43,095.
<F4>Total revenues include rent of $784,273, gain on sale of real estate of $9,295,923, and interest and other revenue of $94,988 .
<F5>Represents net income per Unit of limited partnership interest.

